Exhibit 10.1

Execution Version

FIRST AMENDMENT TO CREDIT AGREEMENT

dated as of April 3, 2020

among

IHS MARKIT LTD.,
as Borrower,

The Lenders Party Hereto

and

PNC BANK, National Association,
as Administrative Agent

FIRST AMENDMENT TO CREDIT AGREEMENT

FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of April 3, 2020, by and among IHS MARKIT LTD., an exempted limited company incorporated in Bermuda (the “Borrower”), the Lenders party hereto and PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent.

RECITALS:

WHEREAS, the Borrower, the Administrative Agent, and the Lenders party thereto have entered into the Credit Agreement dated as of September 13, 2019 (the “Agreement”); and

WHEREAS, the Borrower has requested that the Agreement be amended as set forth herein, and the Borrower, the Administrative Agent and the Lenders desire to amend the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows effective as of the date hereof unless otherwise indicated:

ARTICLE 1.

Definitions

Section 1.1.   Definitions. Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meanings as in the Agreement, as amended hereby.

ARTICLE 2.

Amendments

The Agreement is hereby amended as follows:

Section 2.1.   Amendments to Section 1.01 (Defined Terms).

(a)   The following definitions set forth in Section 1.01 of the Agreement are amended in their respective entireties to read as follows:

“Applicable Rate” means for any day (i) with respect to any ABR Loan, 0% or (ii) with respect to any Eurodollar Loan, 1.00%.

“Maturity Date” means April 2, 2021.

(b)   The following definitions are added to Section 1.01 of the Agreement in proper alphabetical order:

“Effective Yield” means, as to any Indebtedness, the effective yield applicable thereto calculated by the Administrative Agent in consultation with the Borrower in a manner consistent with generally accepted financial practices, taking into account (a) interest rate margins, (b) interest rate floors (subject to the proviso set forth below), (c) any amendment to the relevant interest rate margins and interest rate floors prior to the applicable date of determination and (d) original issue discount and upfront fees (based on an assumed one-year life to maturity or lesser remaining average life to maturity), but

FIRST AMENDMENT TO CREDIT AGREEMENT

excluding (i) any advisory, arrangement, commitment, consent, structuring, success, underwriting, ticking, unused line fees, amendment fees and/or any similar fees payable in connection therewith (regardless of whether any such fees are paid to or shared in whole or in part with any lender) and (ii) any other fee that is not paid directly by the Borrower generally to all relevant lenders ratably (or, if only one lender (or affiliated group of lenders) is providing such Indebtedness, are fees of the type not customarily shared with lenders generally); provided, that with respect to any Indebtedness that includes a Eurodollar Rate floor or Alternate Base Rate floor, that (A) to the extent that the Eurodollar Rate (for an Interest Period of three months) or the Alternate Base Rate (in each case without giving effect to any floor specified in the definitions thereof on the date on which the Effective Yield is being calculated) is less than such floor, the amount of such difference will be deemed added to the interest rate margin applicable to such Indebtedness for purposes of calculating the Effective Yield and (B) to the extent that the Eurodollar Rate (for an Interest Period of three months) or the Alternate Base Rate (in each case, without giving effect to any floor specified in the definitions thereof) is greater than such floor, the floor will be disregarded in calculating the Effective Yield.

“First Amendment Effective Date” means April 3, 2020.

“New 364-Day Loans” has the meaning assigned to such term in Section 2.13(c).

Section 2.2.   Amendment to Section 2.13(c). Section 2.13(c) of the Agreement is amended in its entirety, which shall read as follows:

(c)   MFN Adjustment. In the event that at any time after the First Amendment Effective Date and prior to the Maturity Date (as defined as of the First Amendment Effective Date and, for the avoidance of doubt, without given effect to any extensions of such date), the Borrower incurs new term loans that have a maturity of 364 days or less (the “New 364-Day Loans”), the Effective Yield applicable to such New 364-Day Loans may not be higher than the Effective Yield applicable to the Loans unless the Applicable Rate (and/or, as provided in the proviso below, the Alternate Base Rate floor or Eurodollar Rate floor) with respect to the Loans is adjusted such that the Effective Yield on the Loans is not less than the Effective Yield with respect to the New 364-Day Loans; provided that any increase in Effective Yield applicable to any Loan due to the application or imposition of an Alternate Base Rate floor or Eurodollar Rate floor on any New 364-Day Loans may, at the option of the Borrower, be effected through an increase in (or implementation of, as applicable) any Alternate Base Rate floor or Eurodollar Rate floor applicable to such Loans.

ARTICLE 3.

Conditions Precedent

Section 3.1.   Conditions. The effectiveness of Article 2 of this Amendment is subject to the satisfaction of the following conditions precedent:

(a)   The Administrative Agent shall have received all of the following, each dated (unless otherwise indicated) the date of this Amendment, in form and substance satisfactory to the Administrative Agent:

(i)    Amendment. The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Amendment signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy or other electronic transmission of a signed signature page of this Amendment) that such party has signed a counterpart of this Amendment.

(ii)     Legal Opinion. The Administrative Agent shall have received customary written opinions (addressed to the Administrative Agent and the Lenders, dated as of the date hereof and otherwise in form and substance reasonably satisfactory to the Administrative Agent) of counsel to the Borrower.

(iii)   Corporate Authorization Documents. The Administrative Agent shall have received (i) a certificate of the Borrower, dated as of the date hereof and executed by a secretary, assistant secretary or other Responsible Officer thereof, which shall (A) certify that attached thereto are (x) a true and complete copy of the certificate of incorporation and memorandum of association of the Borrower, which certificate of incorporation and memorandum of association have not been amended (except as attached thereto) since the date reflected thereon, (y) a true and correct copy of the bye-laws of the Borrower which are in full force and effect, and (z) a true and complete copy of the minutes, resolutions or written consent, as applicable, of its board of directors authorizing the execution and delivery of the Loan Documents, which minutes, resolutions or consent have not been modified, rescinded or amended (other than as attached thereto) and are in full force and effect, and (B) identify by name and title and bear the signatures of the officers, directors or other authorized signatories of the Borrower authorized to sign the Loan Documents and (ii) a good standing certificate (or equivalent certificate to the extent available and customary) for the Borrower from the relevant authority of its jurisdiction of organization, dated as of a recent date.

(iv)    KYC Information. The Administrative Agent shall have received all documentation and other information at least three days prior to the date hereof necessary to enable the Administrative Agent and the Lenders to identify the Borrower to the extent required for compliance with the Patriot Act or other “know your customer” and anti-money laundering rules and regulations, in each case, to the extent all such documentation and other information is requested at least ten Business Days prior to the date hereof.

(v)   Fees. The Lenders and the Administrative Agent shall have received, or substantially simultaneously with the date hereof shall receive, all fees and expenses required to be paid and due on or before the date hereof for which invoices have been presented at least three Business Days prior to the date hereof.

(b)   All proceedings taken in connection with the transactions contemplated by this Amendment and all documentation and other legal matters incident thereto shall be satisfactory to the Administrative Agent and its legal counsel.

ARTICLE 4.

Ratifications, Representations and Warranties

Section 4.1.   Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Agreement and except as expressly modified and superseded by this Amendment, the terms and provisions of the Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect. The Borrower, the Administrative Agent, and the Lenders party hereto agree that the Agreement as amended hereby and the other Loan Documents shall continue to be legal, valid, binding and enforceable in accordance with their respective terms. The Borrower agrees that the obligations, indebtedness and liabilities of the Borrower arising under this Amendment are “Loan Obligations” as defined in the Agreement. For all matters arising prior to the First Amendment Effective Date (including, without limitation, the accrual and payment of interest and fees and compliance with financial covenants), the terms of the Agreement (as unmodified by this Amendment) shall control and are hereby ratified and confirmed.

Section 4.2.   Representations and Warranties. The Borrower hereby represents and warrants to the Administrative Agent and the Lenders as follows:

(a)   at the time of and immediately after giving effect to this Amendment, no Default exists;

(b)   both immediately before and after giving effect to this Amendment, the representations and warranties set forth in the Loan Documents are true and correct in all material respects (or, in the case of any representation and warranty qualified by materiality, in all respects) on and as of the date hereof with the same effect as though made on and as of such date except with respect to any representations and warranties that specifically relate to any earlier date in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date (or, in the case of any representation and warranty qualified by materiality, in all respects as of such earlier date); and

(c)   the execution, delivery and performance of this Amendment have been duly authorized by all necessary action on the part of the Borrower and do not and will not: (1) violate any provision of law applicable to the Borrower or the charter or bye-laws of the Borrower or any order of any Governmental Authority, in each case, except as could not reasonably be expected to result in a Material Adverse Effect; (2) violate or result in a default under any material contractual obligation binding upon the Borrower or any of its assets, except where such violation or default could not reasonably be expected to result in a Material Adverse Effect or (3) result in the creation or imposition of any Lien upon any of the assets of the Borrower.

ARTICLE 5.

Miscellaneous

Section 5.1.   Survival of Representations and Warranties. All representations and warranties made in this Amendment or any other Loan Document shall survive the execution and delivery of this Amendment and the other Loan Documents, and no investigation by the Administrative Agent or any Lender or any closing shall affect the representations and warranties or the right of the Administrative Agent or any Lender to rely upon them.

Section 5.2.   Reference to Agreement. Each of the Loan Documents, including the Agreement and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Agreement as amended hereby, are hereby amended so that any reference in such Loan Documents to the Agreement shall mean a reference to the Agreement as amended hereby.

Section 5.3.   Expenses of Administrative Agent. As provided in the Agreement, the Borrower agrees to pay on demand all costs and expenses incurred by the Administrative Agent in connection with the preparation, negotiation, and execution of this Amendment and the other Loan Documents executed pursuant hereto, including without limitation, the costs and fees of the Administrative Agent’s legal counsel.

Section 5.4.   Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

Section 5.5.   Continuing Effect. Except as expressly amended, waived or modified hereby, the Loan Documents shall continue to be and shall remain in full force and effect in accordance with their respective terms. This Amendment shall not constitute an amendment, waiver or modification of any provision of any Loan Document not expressly referred to herein and shall not be construed as an amendment, waiver or modification of any action on the part of the Borrower that would require an amendment, waiver or consent of the Administrative Agent or the Lenders except as expressly stated herein, or be construed to indicate the willingness of the Administrative Agent or the Lenders to further amend, waive or modify any provision of any Loan Document amended, waived or modified hereby for any other period, circumstance or event. Except as expressly modified by this Amendment, the Agreement and the other Loan Documents are ratified and confirmed and are, and shall continue to be, in full force and effect in accordance with their respective terms. Except as expressly set forth herein, each Lender and the Administrative Agent reserves all of its rights, remedies, powers and privileges under the Agreement, the other Loan Documents, applicable law and/or equity. Nothing in this Amendment shall be deemed to be a novation of any obligations under the Agreement or any other Loan Document.

Section 5.6.   Applicable Law. This Amendment shall be governed by and construed in accordance with the applicable law pertaining in the State of New York, other than those conflict of law provisions that would defer to the substantive laws of another jurisdiction. This governing law election has been made by the parties in reliance (at least in part) on Section 5–1401 of the General Obligations Law of the State of New York, as amended (as and to the extent applicable), and other applicable law.

Section 5.7.   Counterparts. This Amendment may be executed in one or more counterparts and on telecopied or other electronically reproduced counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or other electronic communication shall be effective as delivery of an original executed counterpart of this Amendment.

Section 5.8.   Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

Section 5.9.   Entire Agreement. This Amendment and all other instruments, documents, and agreements executed and delivered in connection with this Amendment embody the final, entire agreement among the parties hereto and supersede any and all prior commitments, agreements, representations and understandings, whether written or oral, relating to this Amendment, and may not be contradicted or varied by evidence of prior, contemporaneous or subsequent oral agreements or discussions of the parties hereto. There are no oral agreements among the parties hereto. This Amendment shall be deemed to be a Loan Document for all purposes in connection with the Agreement and the other Loan Documents.

[Remainder of Page Intentionally Left Blank]

Executed as of the date first written above.

Borrower:

IHS MARKIT LTD.

By:	/s/ Jonathan Gear
	Name:	Jonathan Gear
	Title:	Executive Vice President and Chief Financial Officer

[Signature Page to First Amendment to Credit Agreement]

Agent and Lender:

PNC BANK, NATIONAL ASSOCIATION
as Administrative Agent and as Lender

By:	/s/ Karl Thomasma
	Name:	Karl Thomasma
	Title:	Senior Vice President

[Signature Page to First Amendment to Credit Agreement]